UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 15, 2009

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 16, 2009, SMF Energy Corporation (the “Company”) disclosed that it had received a letter from The Nasdaq Stock Market (“Nasdaq”) confirming that the Company reestablished compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Rule”), which requires a $1 minimum closing bid price for continued listing on the Nasdaq Capital Market.  The Company was required to demonstrate compliance with the Rule by October 15, 2009, which it accomplished after completing a 1 for 4.5 reverse stock split.  The reverse stock split became effective for trading purposes on October 1, 2009.

As a result of the reverse stock split, the Company’s trading symbol was temporarily changed from “FUEL” to “FUELD” for a period of twenty (20) days beginning October 1, 2009.  The Company’s trading symbol is expected to revert back to “FUEL” on October 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009	SMF ENERGY CORPORATION

By: /s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President